Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Jul 16 2025 7:39AM Original ID: 2025-001722643

Profit Corporation

Articles of Incorporation

I.The name of the profit corporation is:

MobbQuest Inc.

II.The name and physical address of the registered agent of the profit corporation is:

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

III.The mailing address of the profit corporation is:

30 N Gould St Ste R

Sheridan, WY 82801

IV.The principal office address of the profit corporation is:

30 N Gould St Ste R

Sheridan, WY 82801

V.The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares: 75,000,000	Common Par Value: $0.0001
Number of Preferred Shares: 0	Common Par Value: $0.0000

VI.The name and address of each incorporator is as follows:

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

Signature: /s/ Robin JonesDate: 07/16/2025

Print Name: Robin Jones

Title: Authorized Signer

Email: filings@registeredagentsinc.com

Daytime Phone #: (307) 200-2803